       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 1998
                                                 REGISTRATION NO. 333- ______
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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               -----------------

                                    FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                          MAXIM PHARMACEUTICALS, INC.
              (Exact name of Registrant as specified in its charter)
                               -----------------
                 Delaware                                       87-0279983
       (State or other jurisdiction                          (I.R.S. Employer
    of incorporation or organization)                     Identification Number)

                    8899 University Center Lane, Suite 200
                         San Diego, California  92122
                                 (619) 453-4040
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               -----------------

               AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE PLAN
                     MAXIM PHARMACEUTICALS, INC. 401(K) PLAN
                            (Full title of the plan)
                               -----------------

                                 DALE A. SANDER
          VICE PRESIDENT, FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY
                           MAXIM PHARMACEUTICALS, INC.
                     8899 UNIVERSITY CENTER LANE, SUITE 200
                           SAN DIEGO, CALIFORNIA  92122
                                   (619) 453-4040
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------

                                   COPIES TO:

                            LANCE W. BRIDGES, ESQ.
                              COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                              SAN DIEGO, CA 92121
                                 (619) 550-6000
                               -----------------

                          CALCULATION OF REGISTRATION FEE


                                                      PROPOSED             PROPOSED
                                                      MAXIMUM               MAXIMUM
  TITLE OF SECURITIES               AMOUNT TO       OFFERING PRICE         AGGREGATE              AMOUNT OF
   TO BE REGISTERED               BE REGISTERED       PER SHARE(1)      OFFERING PRICE(1)      REGISTRATION FEE
Common Stock, $.001 par value     350,000             $ 15.625          $ 5,468,750            $ 1,614.00

     (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on March 4, 1998 as reported on the American Stock Exchange.

                                   PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to (i) 50,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of Maxim Pharmaceuticals, Inc., a Delaware corporation (the "Registrant"), being registered for use under the Registrant's 401(k) Plan and (ii) 300,000 shares of Registrant's Common Stock being registered for use under Registrant's Amended and Restated 1993 Long-Term Incentive Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, as filed with the Securities and Exchange Commission (the "Commission"), is hereby incorporated by reference into this Registration Statement. All other reports filed by the Registrant with the Commission since September 30, 1997 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are also incorporated by reference into this Registration Statement. A description of the Registrant's Common Stock, which is contained in the Form 8-A Registration Statement filed by the Registrant with the Commission on June 28, 1996, including any amendment or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws provide that the Registrant will indemnify its directors and

                                       1.

executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Registrant is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers and currently maintains directors and officers insurance coverage.

     In addition, the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, the Registrant's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions of the Certificate of Incorporation do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit and for unlawful payments of dividends or unlawful stock purchases or redemptions. These provisions also do not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.


     Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.    DESCRIPTION
     3.1 (1)   Amended and Restated Certificate of Incorporation of Registrant.
     3.2 (1)   Bylaws of Registrant.
     4.1 (1)   Specimen Common Stock Certificate.
     5.1       Opinion of Cooley Godward LLP.
     23.1      Consent of KPMG Peat Marwick LLP.
     23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
     25.1      Power of Attorney.  Reference is made to the signature pages hereof.
     99.1      Registrant's Prototype 401(k) Profit Sharing Plan and Trust.
     99.2      Registrant's Standardized Adoption Agreement.
     99.3(2)   Registrant's Amended and Restated 1993 Long-Term Incentive Plan.
-------------------
(1) Previously filed as an exhibit to the Registration Statement on Form SB-2 (No. 333-4854-LA) on May 21, 1996, as amended through the date hereof, and incorporated herein by reference.
(2) Previously filed as an exhibit to Registrant's Proxy Statement filed in connection with its 1998 Annual Meeting of Stockholders, and incorporated herein by reference.

                                       2.

ITEM 9.  UNDERTAKINGS.

1.   The undersigned Registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of

                                       3.

the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       4.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on March 10, 1998.

                                        MAXIM PHARMACEUTICALS, INC.



                                        By /s/ DALE A. SANDER
                                           ------------------------------------
                                           Dale A. Sander
                                           Vice President, Finance,
                                           Chief Financial Officer and Secretary

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Stambaugh and Dale A. Sander, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ LARRY G. STAMBAUGH     Chairman of the Board,                       March 10, 1998
------------------------   President and Chief Executive Officer
Larry G. Stambaugh         (PRINCIPAL EXECUTIVE OFFICER)

/s/ DALE A. SANDER         Vice President, Finance,                     March 10, 1998
------------------------   Chief Financial Officer and Secretary
Dale A. Sander             (PRINCIPAL FINANCIAL
                           AND ACCOUNTING OFFICER)

/s/ COLIN B. BIER, PH.D.   Director                                     March 10, 1998
------------------------
Colin B. Bier, Ph.D.

/s/ G. STEVEN BURRILL      Director                                     March 10, 1998
------------------------
G. Steven Burrill

/s/ PER-OLOF MARTENSSON    Director                                     March 10, 1998
------------------------
Per-Olof Martensson

/s/ F. DUWAINE TOWNSEN
------------------------   Director                                     March 3, 1998
F. Duwaine Townsen

                                       5.

                                 EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION                                                          PAGE NUMBER
     3.1 (1)   Amended and Restated Certificate of Incorporation of Registrant.
     3.2 (1)   Bylaws of Registrant.
     4.1 (1)   Specimen Common Stock Certificate.
     5.1       Opinion of Cooley Godward LLP.
     23.1      Consent of KPMG Peat Marwick LLP.
     23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
     25.1      Power of Attorney.  Reference is made to the signature pages hereof.
     99.1      Registrant's Prototype 401(k) Profit Sharing Plan and Trust.
     99.2      Registrant's Standardized Adoption Agreement.
     99.3 (2)  Registrant's Amended and Restated 1993 Long-Term Incentive Plan.

-------------------
(1) Previously filed as an exhibit to the Registration Statement on Form SB-2 (No. 333-4854-LA) on May 21, 1996, as amended through the date hereof, and incorporated herein by reference.

(2) Previously filed as an exhibit to Registrant's Proxy Statement filed in connection with its 1998 Annual Meeting of Stockholders, and incorporated herein by reference.